Exhibit 99.2

For Immediate ReleasE	CONTACT:
June 24, 2010	Robert D. Sznewajs
President & CEO
503.598.3240
sznewajsr@wcb.com

Anders Giltvedt
Chief Financial Officer
503.598.3250
giltvedta@wcb.com

West Coast Bancorp Announces

$30 Million Discretionary Equity Issuance Program

Lake Oswego, OR—West Coast Bancorp (the “Company”) (NASDAQ: WCBO) announced today that it has commenced a discretionary equity issuance program pursuant to which it will offer shares of its common stock from time to time for aggregate sale proceeds of up to $30 million.  Sandler O’Neill + Partners, L.P. will act as the Company’s sales agent for the offering.

The Discretionary Equity Issuance Program allows the Company to take advantage of market opportunities to issue new shares of common stock at the Company’s discretion.  Sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Global Select Market at market prices prevailing at the time of the sale, at prices related to the prevailing market prices, or at negotiated prices.  The Company also may sell shares of common stock to Sandler O’Neill, as principal for its own account, at a price agreed upon at the time of sale pursuant to a separate terms agreement to be entered into at such time.  The Company intends to use net proceeds of sales under the program for general corporate purposes, including supporting the capital of the Company’s banking subsidiary, West Coast Bank.

Other Information

The Company has an existing shelf registration statement (including a base prospectus) on file with the Securities and Exchange Commission and has filed a prospectus supplement related to the Discretionary Equity Issuance Program described above.  Prospective investors should read the registration statement (including the base prospectus), the prospectus supplement and other documents the Company files with the SEC for more complete information about the Company and the offering before investing.  Investors may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Company or Sandler O’Neill will arrange to send investors the prospectus if requested by contacting Sandler O’Neill at 1-866-805-4128.

This news release does not constitute an offer to sell or the solicitation of an offer to buy any Company common stock and there shall be no sale or purchase of Company common stock in any state or jurisdiction in which such an offer, solicitation or sale or purchase would be unlawful.  Unless an exemption from the securities laws is available, any offering of Company common stock may be made only by means of an effective registration statement (including related base prospectus) and prospectus supplement.

About the Company

West Coast Bancorp, (NASDAQ: WCBO), is a Northwest bank holding company with $2.7 billion in assets, operating 65 locations in Oregon and Washington.

Forward Looking Statements:

Statements in this release regarding future events, performance or results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA.  Actual results could be quite different from those expressed or implied by the forward-looking statements.  Do not unduly rely on forward-looking statements.  They give our expectations about the future and are not guarantees.  Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

A number of factors could cause results to differ significantly from our expectations, including, among others, the pricing and total shares sold under the Discretionary Equity Issuance Program and factors identified in our Annual Report on Form 10-K for the year ended December 31, 2009, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, including under the headings “Forward Looking Statement Disclosure” and “Risk Factors” as well as the “Risk Factors” included in the prospectus supplement.